UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                         □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act              □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing first quarter 2023 results was made April 27, 2023 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports First Quarter 2023 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 27, 2023	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

Exhibit 99.0

Data I/O Reports First Quarter 2023 Results

Year-over-year Increase in Profits and Cash Generation

Reflect Continued Business Momentum

Redmond, WA – April 27, 2023 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•       Net sales of $7.2 million; bookings of $5.7 million

•       Quarter-end backlog of $3.2 million

•       Gross margin as a percentage of sales of 59.5%

•       Net income of $95,000 or $0.01 per diluted share

•       Adjusted EBITDA* of $502,000

•       Cash & Equivalents of $11.9 million; no debt

•       Automotive Electronics represented 63% of first quarter 2023 bookings

•       SentriX® traction in Asia with Nuvoton Technology Corporation Japan and Noa Leading Co., Ltd. partnership announcements

•       10 new customer wins

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the fiscal first quarter ended March 31, 2023, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “We are very pleased to report continued strong conditions through the first three months of 2023, which marks the third quarter in a row of more normalized operations. Our first quarter performance is highlighted by 46% top line growth and, reflecting our significant operating leverage, a nearly $2 million swing in net income as compared to the first quarter 2022. Quarterly revenues reached the highest first quarter level since 2018.

“Year-over-year financial performance comparisons reflect continued growth in sales combined with the elimination of operational barriers from 2022 (the COVID shutdown in Shanghai, China and semiconductor supply chain shortages). In addition, we benefited in the first quarter 2023 from the impact of a weaker US dollar against foreign currencies.

“Demand is being driven by continued growth in the automotive electronics market based upon the amount of programmable content per vehicle and market share gains by EVs over traditional combustion engine vehicles.  The automotive market accounted for over 63% of bookings in the first quarter 2023. Automotive continues to represent the largest, fastest growing and most attractive market segment for our programming technologies. We are very well positioned to capitalize on the growth for advanced programming requirements for digitally enhanced connected cars as well as IoT devices, particularly as a security layer is bundled with firmware to provide physical protection of mobile assets. In addition, we are experiencing strength in the industrial sector as factories continue to automate globally and IoT devices demand more security. We had 10 new customer wins in automotive and industrial during the first three months of the year, an impressive achievement following at least 20 new customers in each of the past two full years.

“Our worldwide installed base of PSV systems increased to over 450 machines reported at the end of March.  This is helping to create a more sustainable revenue profile through recurring and consumable sales. SentriX®, our security technology platform, contributes to these revenues. In the first quarter, we had strong pay-per-use revenue with SentriX and announced new developments in the strategically important Japanese market. A new partnership was launched with Noa Leading Co., Ltd. to establish the first SentriX security provisioning service in Japan, and a separate collaboration was formed with Nuvoton Technology Corporation Japan to enable security deployment services for one of its IoT microcontroller product lines.

“We are off to a great start for 2023 as we deliver on our growth strategies. We have emerged even stronger and more resilient from last year’s operational challenges as proven by our performance in the past three quarters. The Company’s sales funnel remains robust as we benefit from secular and regulatory growth trends moving in our favor. For 2023, we believe Data I/O is on track for double digit annual revenue growth, increased net income and cash flow generation.”

Financial Results

Data I/O’s financial results featured strong revenues, gross margin, and profitability for the first quarter 2023.  This is combined with growth in cash and working capital, and a strong balance sheet that is debt free.

Net sales in the first quarter 2023 were $7.2 million, up 46% as compared with $5.0 million in the first quarter 2022. The increase from the prior year period primarily reflects a more normalized operating environment. The Company continues to benefit from higher overall demand for equipment and higher adapter usage with a growing installed base of systems throughout the world. Total recurring and consumable revenues represented $3.2 million or 44% of total revenues in the first quarter 2023, as compared with $2.4 million in the first quarter 2022. Revenues in the first quarter 2023 benefited from the impact of the US dollar declining against foreign currencies during the quarter.

First quarter 2023 bookings were $5.7 million, down from $6.2 million in the first quarter 2022. European orders were lower after a strong fourth quarter. Asia was flat on COVID related softer Chinese demand offset by strength elsewhere. Automotive electronics represented 63% of first quarter bookings compared to 61% for all of 2022. Backlog at the end of first quarter 2023 remained strong at $3.2 million, and the Company ended the period with deferred revenue of $2.0 million.

Gross margin as a percentage of sales was 59.5% in the first quarter 2023, as compared to 46.4% in the same period of the prior year. The difference in gross margin as a percentage of sales primarily reflects the impact of higher sales volume on relatively fixed costs. Product and channel mix as well as factory variances also contributed to the strong first quarter 2023 gross margin performance.

Total operating expenses in the first quarter 2023 of $4.1 million were up approximately $469,000 as compared to the 2022 period of $3.7 million. R&D expenses were $1.6 million in the first quarter 2023 compared to $1.6 million in the first quarter of the prior year. Selling, general and administrative (“SG&A”) expenses were $2.5 million in the first quarter 2023 compared to $2.0 million in the first quarter of the prior year. The marginally higher operating expenses against a more significant increase in revenue in the first quarter 2023 as compared to the prior year period are primarily a result of higher channel and incentive compensation and recruiting costs amid continued disciplined expense management. First quarter operating expenses are typically higher than other quarters of the year due to annual payments for incentive and other forms of compensation and public company costs including audit and NASDAQ fees.

Net income in the first quarter 2023 was $95,000, or $0.01 per diluted share, compared with a net loss of ($1,820,000), or ($0.21) per share, for the first quarter 2022. Included in taxes during the first quarter 2022 were dividend withholding taxes of $442,000.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was $502,000 in the first quarter 2023, compared to Adjusted EBITDA of ($932,000) in the first quarter 2022.

Data I/O’s balance sheet remained strong with cash at the end of the first quarter 2023 of $11.9 million, up from $11.5 million on December 31, 2022. The increase in cash from December 31, 2022 primarily reflects operating profitability and favorable foreign currency exchange rates partially offset by expected use of cash for one-time or annual seasonal cash requirements. Data I/O had net working capital of $18.0 million on March 31, 2023, up from $17.6 million on December 31, 2022. The Company continues to have no debt.

Financial Outlook for 2023

The Company provided a financial outlook for 2023 upon reporting year end 2022 results.  The first quarter 2023 financial results affirm the improved visibility and ongoing strength in the Company’s primary end markets.  For 2023, the Company continues to expect:

•       Double-digit revenue growth, consistent with the long-term double-digit semiconductor growth rate in the automotive electronics industry;

•       Gross margins to be in the mid-to-high 50% range for the year; and

•       Operating expenses to be consistent with 2022, except for variability in incentive compensation, sales commissions, and currency.

Financial results expectations are provided on a constant currency basis effective January 1, 2023.

Conference Call Information

A conference call discussing financial results for the first quarter ended March 31, 2023 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 4646317. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  See: dataio.com/Company/Patents.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the expected effects on the Company’s business from Shanghai’s COVID-19 lockdowns, the duration and scope, impact on the demand for the Company’s products, and the pace of recovery for the COVID-19 pandemic to subside, and the Russian invasion of Ukraine including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contacts:

Joel Hatlen
Chief Operating and Financial Officer
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022

Net Sales	$7,231	$4,965
Cost of goods sold	2,929	2,662
Gross margin	4,302	2,303
Operating expenses:
Research and development	1,625	1,616
Selling, general and administrative	2,508	2,048
Total operating expenses	4,133	3,664
Operating income (loss)	169	(1,361)
Non-operating income (loss):
Interest income	35	1
Gain on sale of assets	-	58
Foreign currency transaction gain (loss)	(74)	(60)
Total non-operating income (loss)	(39)	(1)
Income (loss) before income taxes	130	(1,362)
Income tax (expense) benefit	(35)	(458)
Net income (loss)	$95	($1,820)

Basic earnings (loss) per share	$0.01	($0.21)
Diluted earnings (loss) per share	$0.01	($0.21)
Weighted-average basic shares	8,818	8,622
Weighted-average diluted shares	9,029	8,622

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	March 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,868	$11,510
Trade accounts receivable, net of allowance for
doubtful accounts of $142 and $147, respectively	4,932	4,992
Inventories	6,976	6,751
Other current assets	684	645
TOTAL CURRENT ASSETS	24,460	23,898

Property, plant and equipment – net	1,000	1,072
Other assets	2,012	2,195
TOTAL ASSETS	$27,472	$27,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,534	$1,366
Accrued compensation	1,493	1,670
Deferred revenue	1,733	1,575
Other accrued liabilities	1,544	1,596
Income taxes payable	124	112
TOTAL CURRENT LIABILITIES	6,428	6,319

Operating lease liabilities	1,298	1,500
Long-term other payables	221	237

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,818,076 shares as of March 31,
2023 and 8,816,381 shares as of December 31, 2022	22,153	21,897
Accumulated earnings (deficit)	(3,036)	(3,131)
Accumulated other comprehensive income	408	343
TOTAL STOCKHOLDERS’ EQUITY	19,525	19,109
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,472	$27,165

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended March 31,
	2023	2022
(in thousands)
Net Income (loss)	$95	($1,820)
Interest (income)	(35)	(1)
Taxes	35	458
Depreciation and amortization	158	140
EBITDA earnings (loss)	$253	($1,223)

Equity compensation	249	291

Adjusted EBITDA, excluding equity compensation	$502	($932)